UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1489747
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415
South San Francisco, California 94080
(Address of Principal Executive Offices, including Zip Code)

2010 LONG-TERM INCENTIVE PLAN (AS AMENDED, EFFECTIVE MAY 20, 2014)
(Full title of the plan)

Thomas B. Perkins
President and Chief Executive Officer
Core-Mark Holding Company, Inc.
395 Oyster Point Boulevard, Suite 415
South San Francisco, California 94080
(650) 589-9445
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Craig W. Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, California 94065
(650) 802-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [X]                        Accelerated Filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)        Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	900,000 shares	$61.41 (2)	$55,269,000 (2)	$6,422.26

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the registrant’s Common Stock which become issuable under the plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)
The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee for shares reserved for future issuance under the registrant’s 2010 Long-Term Incentive Plan (As Amended, Effective May 20, 2014) (the “2010 Plan”).  The computation is based upon the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on December 15, 2014.

CORE-MARK HOLDING COMPANY, INC.
REGISTRATION STATEMENT ON FORM S-8
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents, which have been previously filed with the Securities and Exchange Commission (“SEC”), are hereby incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”):

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 3, 2014, as amended.

(b)
All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed), since the end of the fiscal year covered by the annual report referred to in (a) above, including the registrant’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2014 ended on March 31, 2014, filed on May 8, 2014, the registrant’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2014 ended on June 30, 2014, filed on August 7, 2014 and the registrant’s Quarterly Report on Form 10-Q for the third fiscal quarter of 2014 ended on September 30, 2014, filed on November 6, 2014.

(c)	The description of the registrant’s Common Stock set forth in the Form 10 originally filed on September 6, 2005, including any amendment or reports filed for the purpose of updating such description.
All documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
The documents incorporated by reference herein contain or will contain forward-looking statements that involve risks and uncertainties. The registrant's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.
Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person’s duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, the Ninth Article of the registrant’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. As permitted by the DGCL, the Ninth Article of the registrant’s certificate of incorporation provides that, under certain circumstances, directors and officers of the registrant shall be indemnified against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding by reason of their status as such. The registrant has also entered into indemnification agreements with its directors and officers that provide, under certain circumstances, directors and officers of the registrant shall, by reason of their status as such, be indemnified against certain liabilities and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
See also the undertakings set forth in response to Item 9 hereof.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.
The Exhibits listed on the accompanying Index to Exhibits are filed as a part hereof, and incorporated by reference into, this Registration Statement.  (See Index to Exhibits below).
Item 9.     Undertakings.
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on December 19, 2014.

CORE-MARK HOLDING COMPANY, INC.

December 19, 2014	By:	/S/ THOMAS B. PERKINS
	Name:	Thomas B. Perkins
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas B. Perkins and Stacy Loretz-Congdon, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/S/ THOMAS B. PERKINS	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2014
Thomas B. Perkins

/S/ STACY LORETZ-CONGDON	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2014
Stacy Loretz-Congdon

/S/ CHRISTOPHER MILLER	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 19, 2014
Christopher Miller

/S/ RANDOLPH I. THORNTON	Chairman of the Board of Directors	December 19, 2014
Randolph I. Thornton

/S/ ROBERT A. ALLEN	Director	December 19, 2014
Robert A. Allen

/S/ STUART W. BOOTH	Director	December 19, 2014
Stuart W. Booth

/S/ GARY F. COLTER	Director	December 19, 2014
Gary F. Colter

/S/ ROBERT G. GROSS	Director	December 19, 2014
Robert G. Gross

/S/ HARVEY L. TEPNER	Director	December 19, 2014
Harvey L. Tepner

/S/ J. MICHAEL WALSH	Director	December 19, 2014
J. Michael Walsh

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
5.1	Opinion of Weil, Gotshal & Manges LLP
10.1	2010 Long-Term Incentive Plan (As Amended, Effective May 20, 2014) (1)
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference from Annex II to the registrant’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders held on May 20, 2014, filed on April 8, 2014.